EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

    The undersigned, the Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ACME Communications, Inc. (the “Company”) hereby certify that, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(i)
the annual report on Form 10-K for the year ended December 31, 2007 of the Company (the “Report) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2008	By:	/s/ Thomas D. Allen
Thomas D. Allen Executive Vice President and Chief Financial Officer

By:	/s/ Jamie Kellner
Jamie Kellner Chief Executive Officer and Chairman of the Board